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                                                                   Exhibit 10.44

                           LOAN MODIFICATION AGREEMENT

       This Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of December 6, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and MOLDFLOW CORPORATION, a Delaware corporation with its chief executive office located at 430 Boston Post Road, Wayland, Massachusetts 01778("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 13, 2001, evidenced by, among other documents, a certain Loan Agreement dated as of November 13, 2001, between Borrower and Bank, as amended by certain Loan Modification Agreements dated June 11, 2002 and June 26, 2001,(as amended, the "Loan Agreement"). The Loan Agreement established a working capital line of credit in favor of Borrower in the maximum principal amount of Five Million Dollars ($5,000,000.00) (the "Committed Revolving Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

Hereinafter, the Loan Agreement, together with all other documents evidencing the Obligations shall be referred to as the "Existing Loan Documents".

2. DESCRIPTION OF CHANGE IN TERMS.

       A. Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 12.1 thereof:

                      ""Maturity Date" with respect to the Committed Line is one day prior to the one (1) year anniversary of the Closing Date."

                 and inserting in lieu thereof the following:

                      ""Maturity Date" means December 5, 2003."

            2. The Loan Agreement shall be amended by deleting the following provision appearing in Section 5.7 thereof:

       "PROFITABILITY. Borrower will have a minium net profit of $1 for each fiscal quarter except Borrower may suffer losses not to exceed $500,000.00 for the quarters ending June 30, 2002 and September 30, 2002. For calculation purposes, Profitability shall be defined as Borrower's net income after taxes, but prior to depreciation, amortization and non-cash restructuring expenses. For purposes of this covenant, restructuring expenses shall be deducted from net profit when cash payments are made in respect to such expenses."

                 and inserting in lieu thereof the following:

       "PROFITABILITY. Borrower shall have quarterly net losses not to exceed Five Hundred

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       Thousand Dollars ($500,000.00) for Borrower's fiscal quarters ending
       December 31, 2002, March 31,2003, June 30, 2003, September 30, 2003, and
       December 31, 2003. For calculation purposes, Profitability shall be defined as Borrower's net income after taxes, but prior to depreciation, amortization and non-cash restructuring expenses. For purposes of this covenant, restructuring expenses shall be deducted from net profit when cash payments are made in respect to such expenses."


       3. The Compliance Certificate appearing as EXHIBIT C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.

3. FEES. Borrower shall pay to Bank a modification fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.


4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Documents, and confirms that the indebtedness includes, without limitation, the Obligations.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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       This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                BANK:

MOLDFLOW CORPORATION                     SILICON VALLEY BANK, doing business as
                                         SILICON VALLEY EAST


By:/s/ Suzanne E. Rogers MacCormack      By: /s/ Mark Gallagher
   ----------------------------------       ----------------------------------
Name: Suzanne E. Rogers MacCormack       Name: Mark Gallagher
Title:EVP Finance and CFO                Title: Vice President


                                         SILICON VALLEY BANK

                                         By: /s/ Maggie Garcia
                                            ----------------------------------
                                         Name: Maggie Garcia
                                         Title: Loan Admin. Team Leader
                                               (signed in Santa Clara County,
                                                California)